EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 2 TO SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT
AMENDMENT NO. 2 TO SUPERPRIORITY DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT (this “Amendment”) dated as of December 7, 2016 to the Superpriority Debtor-In-Possession Term Loan Credit Agreement dated as of October 31, 2016 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among Performance Sports Group Ltd., the other Credit Parties (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto as Lenders (the “Lenders”, and each, a “Lender”), and 9938982 Canada Inc., as administrative agent and collateral agent (in such capacities, together with its successors and assigns in such capacities, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, pursuant to Section 12.11 of the Credit Agreement, the Credit Parties and the Lender identified on the signature pages attached hereto (the “Consenting Lender”) desire to amend the Credit Agreement as set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
SECTION 1.  Defined Terms; References.  This Amendment is a Credit Document.  This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement, and each reference to “the Credit Agreement”, “thereunder”, “therein” and “thereof” and each other similar reference contained in the other Credit Documents, shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.  Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 4 below:
(a)          Definition of “Carve-Out”.  The definition of “Carve-Out” in Section 1.01 of the Credit Agreement shall be amended by adding “, and after entry of the Final Financing Orders, shall not exceed (a) with respect to the Term Priority Collateral, $3,750,000 and (b) with respect to the ABL Priority Collateral, $3,750,000” at the end of the definition so that the definition reads in its entirety as follows:
““Carve-Out” has the meaning specified in the Financing Orders and includes the Administration Charge created pursuant to Section 11.52 of the CCAA, which in any case, for the period after a carve-out trigger event specified in the Financing Orders, shall not exceed $7,500,000 in the aggregate, and after entry of the Final Financing Orders, shall not exceed (a) with respect to the Term Priority Collateral, $3,750,000 and (b) with respect to the ABL Priority Collateral, $3,750,000.”

(b)          Definition of “Covenant Borrowing Base”.  The following definition shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
““Covenant Borrowing Base” shall mean the Borrowing Base plus $4,000,000.”
(c)       Definition of “Initial Budget”.  The definition of “Initial Budget” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:
““Initial Budget” shall mean the budget in form and substance reasonably satisfactory to the Lenders dated on or around one day prior to the Final Financing Order Date and attached as an exhibit to the Final Financing Order.”
(d)       Definition of “Permitted Liquidity Variance”.  The definition of “Permitted Liquidity Variance” in Section 1.01 of the Credit Agreement shall be amended by replacing “December 23, 2016” where it appears therein with “January 27, 2017” and removing “and (c) a $12,500,000 cushion for each week, applicable thereafter” so that the definition reads in its entirety as follows:
““Permitted Liquidity Variance” means, for the Borrower and its Subsidiaries, a negative variance in Liquidity compared to the forecasted Liquidity for the applicable week as set forth in the Initial Budget calculated with (a) a $7,500,000 cushion for each week, applicable during the period commencing from the Petition Date through week ending November 25, 2016 and (b) a $10,000,000 cushion for each week, applicable during the period commencing from the week ending November 25, 2016 through week ending January 27, 2017.”
(e)        Mandatory Repayments.  Section 4.02(b)(ii) of the Credit Agreement is hereby amended by removing “the lesser of (A) the Net Sale Proceeds thereof or (B)”where it appears therein so that Section 4.02(b)(ii) of the Credit Agreement reads in its entirety as follows:
“(b)          Subject to the Post-Petition Intercreditor Arrangements, in addition to any other mandatory repayments pursuant to this Section 4.02, (i) within five (5) Business Days following each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale of Collateral (other than a Sale Transaction), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(e) and (ii) upon consummation of any Sale Transaction, an amount equal to the outstanding amount of all Obligations (including any interest, fees or premiums).”
(f)        Liquidity Covenant.  Section 9.11(d) of the Credit Agreement is hereby amended so that Section 9.11(d) of the Credit Agreement reads in its entirety as follows:
“(d)          To the extent actual Liquidity is less than (A) as of the last day of any week through the week ending January 27, 2017, the Liquidity in the Budget less the Permitted Liquidity Variance or (B) commencing with the week ending February 3, 2017, $5,000,000, permit the Covenant Borrowing Base as determined as of any applicable date of determination, to be less than 90% of the Covenant Borrowing Base for such date as set forth in the Initial Budget.”
(g)       Sale Transaction.  Section 8.14(a) of the Credit Agreement is hereby amended by inserting “, including in respect of any individual Permitted Asset Group (as defined in the Bidding Procedures Motion)” after the reference to “the CCAA Cases” therein so that Section 8.14(a) of the Credit Agreement reads in its entirety as follows:

“(a)          on the Petition Date, the Credit Parties shall file a motion to approve bidding procedures and stalking horse protections (including any break-up fee or expense reimbursement, the “Bid Protections”) for the Acquiror (the “Bidding Procedures Motion”) in respect of any 363 sale transaction under the U.S. Cases and/or an asset sale transaction under the CCAA Cases, including in respect of any individual Permitted Asset Group (as defined in the Bidding Procedures Motion) (any of the foregoing, a “Sale Transaction” and a Sale Transaction with the Acquiror, the “Acquiror Sale Transaction”), in form and substance reasonably acceptable to the Required Lenders and as soon as reasonably possible, whether before or as part of the Bid Procedure Order (as defined below), the Credit Parties shall obtain from each Bankruptcy Court approval of cross-border protocols, in form and substance reasonably acceptable to the Required Lenders;”
(h)       Milestones.  Section 8.14(e), (f), (g) and (h) of the Credit Agreement are hereby amended by (w) replacing “January 4, 2017” where it appears therein with “January 25, 2017”, (x) replacing “January 9, 2017” where it appears therein with “January 30, 2017”, (y) replacing “January 16, 2017” where it appears therein with “February 6, 2017” and (z) (A) replacing “February 16, 2017” where it appears therein with “February 23, 2017”, (B) replacing “February 16” where it appears therein with “February 23, 2017” and (C) replacing “February 28, 2017” where it appears therein with “February 27, 2017” so that each of Section 8.14(e), (f), (g) and (h) of the Credit Agreement read as follows:
“(e)      on or prior to January 25, 2017, the bid deadline set forth in the Bid Procedures Order shall occur;
(f)        on or prior to January 30, 2017, if qualifying bids are received in accordance with the Bid Procedures Order, the Credit Parties shall hold an auction with respect to the Sale Transaction;
(g)       on or prior to February 6, 2017, the Credit Parties shall obtain entry of court orders of the Bankruptcy Courts authorizing the Sale Transaction to the successful bidder in accordance with the Bid Procedures Order, in each case in form and substance reasonably acceptable to the Required Lenders; and
(h)       on or prior to February 23, 2017, the Sale Transaction shall close and all Obligations hereunder shall be Paid In Full; provided that, such February 23, 2017 date shall be extended until February 27, 2017 (and in any event no later than one (1) Business Day prior to the Scheduled Maturity Date) to the extent necessary for the Sale Transaction to obtain regulatory approval.”
SECTION 3.  Representations and Warranties.  Each Credit Party hereby represents and warrants that (a) each of the representations and warranties made by any Credit Party set forth in Article 7 of the Credit Agreement or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty) and (b) the lenders under the ABL DIP Credit Agreement have not received and will not receive, nor have any of the Credit Parties agreed to pay the lenders under the ABL DIP Credit Agreement, any fees for the execution of Amendment No. 3 to the ABL DIP Credit Agreement, dated as of the date hereof and entered into substantially concurrently with this Amendment (“Amendment No. 3”).

SECTION 4.  Conditions Precedent.  The amendment to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions precedent:
(a)          The Credit Parties shall have delivered to the Administrative Agent counterparts of this Amendment executed by the Credit Parties;

(b)       No fees shall have been paid or shall have been agreed to be paid to the lenders under the ABL DIP Credit Agreement in connection with Amendment No. 3 unless the Lenders under the Credit Agreement shall have been paid the same fee for the execution of this Amendment; and
(c)       The Consenting Lender constituting the Required Lenders shall have indicated their consent and agreement by executing this Amendment.
SECTION 5.  Effect on Credit Documents.  The Credit Agreement (as amended hereby) and the other Credit Documents (as amended on the date hereof) shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein or in any amendment to any other Credit Document executed or delivered on the date hereof, the execution, delivery, and performance of this Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Credit Document, as in effect prior to the date hereof.  Each Credit Party hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Credit Documents to which it is a party.
SECTION 6.  No Novation; Entire Agreement.  This Amendment evidences solely the amendment of the terms and provisions of the obligations of Credit Parties under the Credit Documents and is not a novation or discharge thereof.  There are no other understandings, express or implied, among Credit Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.
SECTION 7. Ratification of Obligations, Etc. Each Credit Party hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders and other Secured Parties, including, without limitation, the Loans, and each Credit Party hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Documents. Each Credit Party hereby confirms that the Obligations are and remain secured pursuant to the Credit Documents and pursuant to all other instruments and documents executed and delivered by the Credit Parties as security for the Obligations.  In furtherance of the foregoing, each of the Credit Parties hereby reaffirms the security interests of the Administrative Agent and the other Secured Parties in the Collateral.
SECTION 8.  Release of Claims, Etc.  Each Credit Party, for itself and on behalf of any of its Subsidiaries, hereby agrees that (a) no Credit Party has any claim or cause of action against the Administrative Agent, any Lender or any other Secured Parties (or any of their respective directors, officers, employees, agents assignees, participants, funding sources, predecessors, attorneys, Affiliates and Related Parties) (each individually, a “Released Party”, and collectively, the “Released Parties”) under, in connection with, or related to, the Credit Documents; (b) no Credit Party has any offset right, counterclaim or defense of any kind against any of its respective Obligations, obligations, indebtedness or liabilities to Released Parties under, in connection with, or related to, the Credit Documents; and (c) each Released Party has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties under, in connection with, or related to, the Credit Documents.  Each Credit Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Released Party’s rights, interests, contracts, collateral security or remedies under, in connection with, or related to, the Credit Documents.  Therefore, each Credit Party unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to any Credit Party and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Credit Party might otherwise have against the Administrative Agent or any of the other Released Parties, in either case under clause (x) or (y) above, on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind under, in connection with, or related to, the Credit Documents.
SECTION 9.  Governing Law.  Except to the extent governed by the Bankruptcy Code, this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles, but including Section 5-1401 of the New York General Obligations Law.
SECTION 10.  Counterparts; Facsimile Transmission.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile, pdf or electronic signature shall be as effective as delivery of a manually executed counterpart of this Amendment.
SECTION 11.  Payment of Costs and Expenses.  The Credit Parties agree, pursuant to the terms of Section 12.01 of the Credit Agreement, to pay on demand all reasonable invoiced out-of-pocket costs and expenses of the Lenders and the Administrative Agent incurred in connection with the transactions contemplated hereby to the extent not previously paid or paid on the date hereof.
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[Remainder of Page Intentionally Left Blank;
Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
CREDIT PARTIES:	PERFORMANCE SPORTS GROUP LTD.

BAUER HOCKEY, INC.

BAUER HOCKEY CORP.

BAUER HOCKEY RETAIL INC.

BAUER HOCKEY RETAIL CORP.

BAUER PERFORMANCE SPORTS UNIFORMS INC.

BAUER PERFORMANCE SPORTS UNIFORMS CORP.

BPS DIAMOND SPORTS INC.

BPS DIAMOND SPORTS CORP.

BPS US HOLDINGS INC.

BPS CANADA INTERMEDIATE CORP.

EASTON BASEBALL / SOFTBALL INC.

EASTON BASEBALL / SOFTBALL CORP.

KBAU HOLDINGS CANADA, INC.

PERFORMANCE LACROSSE GROUP INC.

PERFORMANCE LACROSSE GROUP CORP.

PSG INNOVATION INC.

PSG INNOVATION CORP.

	By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Corporate Secretary or Secretary, as applicable

[Signature Page to Amendment No. 2 to Term Loan DIP Credit Agreement]

LENDER:

9938982 CANADA INC.

By:	/s/ Paul Desmarais III
Name:	Paul Desmarais III
Title:	Executive Chairman

By:	/s/ Samuel Robinson
Name:	Samuel Robinson
Title:	President

[Signature Page to Amendment No. 2 to Term Loan DIP Credit Agreement]